                                                                    EXHIBIT 23.1



                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3
No. 333-67465) and related Prospectus of U.S. Bancorp for the registration of 900,000 shares of its common stock and to the incorporation by reference therein of our report dated January 15, 1998, with respect to the consolidated financial statements of U.S. Bancorp included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.





Minneapolis, Minnesota
December 28, 1998


                                             /s/ Ernst & Young LLP